                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                              ____________________
                                    FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                        ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                      13-4941247
(Jurisdiction of Incorporation or             (I.R.S. Employer
organization if not a U.S. national bank)     Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                            10006
(Address of principal                         (Zip Code)
executive offices)

                       _________________________________

                             FIRST MARYLAND BANCORP
              (Exact name of obligor as specified in its charter)

MARYLAND                                      52-0981378
(State or other jurisdiction of               (I.R.S. employer
Incorporation or organization)                Identification no.)


25 SOUTH CHARLES STREET
BALTIMORE, MARYLAND                           21201
(Address of principal executive offices)      (Zip Code)


                          SUBORDINATED DEBT SECURITIES
                      (Title of the indenture securities)

ITEM   1. GENERAL INFORMATION.
          Furnish the following information as to the trustee.

           (a) Name and address of each examining or supervising authority to which it is subject.

     NAME                                     ADDRESS
     ----                                     -------

     Federal Reserve Bank (2nd District)      New York, NY
     Federal Deposit Insurance Corporation    Washington, D.C.
     New York State Banking Department        Albany, NY

           (b)  Whether it is authorized to exercise corporate trust powers.

                Yes.

ITEM   2. AFFILIATIONS WITH OBLIGOR.

           If the obligor is an affiliate of the Trustee, describe each such affiliation.

           None.

ITEM   3. -15.  NOT APPLICABLE

ITEM  16.       LIST OF EXHIBITS.

             EXHIBIT 1 - Restated Organization Certificate of Bankers Trust
                         Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

             EXHIBIT 2 - Certificate of Authority to commence business -
                         Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


             EXHIBIT 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                         Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

             EXHIBIT 4 - Existing By-Laws of Bankers Trust Company, as amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

             EXHIBIT 5 - Not applicable.

             EXHIBIT 6 - Consent of Bankers Trust Company required by Section
                         321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

             EXHIBIT 7 - A copy of the latest report of condition of Bankers
                         Trust Company dated as of March 31, 1997, copy attached.

             EXHIBIT 8 - Not Applicable.

             EXHIBIT 9 - Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of May, 1997.

                              BANKERS TRUST COMPANY

                              By:   Susan Johnson
                                    ------------------------
                                    Susan Johnson
                                    Assistant Vice President


Legal Title of Bank:     Bankers Trust         Call Date:  3/31/97         ST-BK:    36-4840  FFIEC 031
                         Company
Address:                 130 Liberty Street    Vendor ID: D                CERT: 00623        Page RC-1
City, State   ZIP:       New York, NY  10006                                                  11
FDIC Certificate No.:    | 0 | 0 | 6 | 2 | 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1997
 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                   C400
                                                                                     RCFD      BIL MIL THOU
                                                                                  ---------------------------
                                                                                  DOLLAR AMOUNTS IN THOUSANDS
ASSETS
 1.  Cash and balances due from depository institutions
      (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1)..................     0081             1,589,000
     b. Interest-bearing balances(2)...........................................     0071             2,734,000
 2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A).............     1754                     0
     b. Available-for-sale securities (from Schedule RC-B, column D)...........     1773             4,433,000
 3.  Federal funds sold and securities purchased under
      agreements to resell.....................................................     1350            26,490,000
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)...........     2122            15,941,000
    b. LESS: Allowance for loan and lease losses...............................     3123               708,000
    c. LESS: Allocated transfer risk reserve...................................     3128                     0
    d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)...................................     2125            15,233,000
 5. Assets held in trading accounts............................................     3545            38,115,000
 6. Premises and fixed assets (including capitalized leases)...................     2145               924,000
 7. Other real estate owned (from Schedule RC-M)...............................     2150               188,000
 8. Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)............................................     2130               175,000
 9. Customers' liability to this bank on acceptances outstanding...............     2155               618,000
10. Intangible assets (from Schedule RC-M).....................................     2143                17,000
11. Other assets (from Schedule RC-F)..........................................     2160             4,424,000
12. Total assets (sum of items 1 through 11)...................................     2170            94,940,000

__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     Bankers Trust         Call Date:  3/31/97         ST-BK:    36-4840  FFIEC 031
                         Company
Address:                 130 Liberty Street    Vendor ID: D                CERT: 00623        Page RC-2
City, State   ZIP:       New York, NY  10006                                                  12
FDIC Certificate No.:    | 0 | 0 | 6 | 2 | 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--CONTINUED

                                                                                RCON     RCFD     RCFN      BIL MIL THOU
                                                                                ----------------------------------------
                                                                                       DOLLAR AMOUNTS IN THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic (offices sum of totals of columns A
        and C from Schedule RC-E, part I).......................................   2200                       14,450,000
       (1) Noninterest-bearing(1)...............................................   6631                        2,917,000
       (2) Interest-bearing.....................................................   6636                       11,533,000
    b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E part II).......................................                     2200     23,456,000
       (1) Noninterest-bearing..................................................                     6631      1,062,000
       (2) Interest-bearing.....................................................                     6636     22,394,000
14. Federal funds purchased and securities sold under agreements
     to repurchase..............................................................            2800              15,195,000
15. a. Demand notes issued to the U.S. Treasury.................................   2840                                0
    b. Trading liabilities (from Schedule RC-D).................................            3548              18,911,000
16. Other borrowed money: (includes mortgage indebtedness
     and obligations under capitalized leases):
    a. With original maturity of one year or less...............................           2332                7,701,000
    b. With original maturity of more than one year.............................           2333                4,438,000
17. Not applicable
18. Bank's liability on acceptances executed and outstanding....................           2920                  618,000
19. Subordinated notes and debentures...........................................           3200                1,226,000
20. Other liabilities (from Schedule RC-G)......................................           2930                3,971,000
21. Total liabilities (sum of items 13 through 20)..............................           2948               89,966,000
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................           3838                  600,000
24. Common stock................................................................           3230                1,002,000
25. Surplus (exclude all surplus related to preferred stock)....................           3839                  540,000
26. a. Undivided profits and capital reserves...................................           3632                3,241,000
    b. Net unrealized holding gains (losses) on available-for-sale
        seurities...............................................................           8434             (     31,000)
27. Cumulative foreign currency translation adjustments.........................           3284             (    378,000)
28. Total equity capital (sum of items 23 through 27)...........................           3210                4,974,000
29. Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28)..............................................           3300               94,940,000

---------------------
Memorandum
                                                                                          RCFD                 NUMBER
To be  reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date during 1996...........          6724                     1

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing          auditors
    standards by a certified public accounting firm which         6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company              auditors
    (but not on the bank separately)                              7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted accordance       8 = No external audit work
     with generally accepted auditing standards by a certified
     public accounting firm (may be required by state
     chartering authority)

______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department


          I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 21ST day of MARCH in the Year of our Lord
                         ----        -----
                    one thousand nine hundred and ninety-six.



                                                Peter M. Philbin
                                         ------------------------------
                                         Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.


                                         James T. Byrne, Jr.
                                         ---------------------
                                         James T. Byrne, Jr.
                                         Managing Director


                                         Lea Lahtinen
                                         --------------------
                                         Lea Lahtinen
                                         Assistant Secretary

State of New York   )
                    )  ss:
County of New York  )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                     Lea Lahtinen
                                                     ----------------
                                                     Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


          Sandra L. West
          -----------------
          Notary Public

            SANDRA L. WEST                  Counterpart filed in the
    Notary Public State of New York      Office of the Superintendent of
            No. 31-4942101                  Banks, State of New York,
     Qualified in New York County         This 21st day of March, 1996
 Commission Expires September 19, 1996